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                                                                     EXHIBIT 5.1

    [FEDER, KASZOVITZ, ISAACSON, WEBER, SKALA, BASS & RHINE LLP LETTERHEAD]


                                  June 1, 2001



JAKKS Pacific, Inc.
22619 Pacific Coast Highway
Malibu, CA 90265


Gentlemen:


     We have acted as counsel for JAKKS Pacific, Inc., a Delaware corporation (the "Company"), in connection with the preparation and filing by the Company of a registration statement on Form S-3 (the "Registration Statement") under the Securities Act of 1933, relating to the public offering of 166,875 shares of common stock, par value $.001 per share, of the Company. Capitalized terms are used herein as defined in the Registration Statement.

     We have examined the Registration Statement, the Warrant, originals or copies, certified or otherwise identified to our satisfaction, of the Company's certificate of incorporation and by-laws, records of corporate proceedings, including minutes of meetings and written consents of the board of directors and stockholders, certificates of public officials and officers or other authorized representatives of the Company, and such other certificates, instruments and documents, and we have made such examination of law, as we have deemed necessary to form the basis of the opinion expressed below. In such examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals and the conformity to authentic originals of all documents submitted to us as copies thereof.

     Based on the foregoing, we are of the opinion that the Shares have been duly authorized and reserved for issuance and, when issued and sold in accordance with the terms of the Warrant, will be validly issued, fully paid and nonassessable.

     We hereby consent to the reference to this firm in the Registration Statement under the caption "Legal Matters" and to the filing of this opinion as an exhibit to the Registration Statement.


                                        Very truly yours,


                                        /s/ Feder, Kaszovitz, Isaacson,
                                            Weber, Skala, Bass and Rhine LLP